UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 23, 2012

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On August 23, 2012 Bristol-Myers Squibb Company (the “Company”) issued a press release announcing that it has discontinued development of BMS-986094 (formerly known as INX-189), a nucleotide polymerase (NS5B) inhibitor that was in Phase II development for the treatment of hepatitis C. The decision was made in the interest of patient safety, based on a rapid, thorough and ongoing assessment of patients in a Phase II study that the Company voluntarily suspended on August 1, 2012. The Company acquired BMS-986094 when it completed its acquisition of Inhibitex, Inc. in February 2012. As a result of the termination of this development program, the Company has concluded that a non-cash, pre-tax impairment charge of $1.8 billion related to the in-process research and development intangible asset is required. This charge will be recognized in the third quarter of 2012. The Company does not expect that the impairment charge will result in future cash expenditures.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Bristol-Myers Squibb Company dated August 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: August 24, 2012	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated August 23, 2012.